Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-194539) of Gladstone Land Corporation of our report dated February 21, 2017, relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
February 21, 2017

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